                                                                      EXHIBIT 15





            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION




The Board of Directors and Shareholders
Marine Drilling Companies, Inc.:

       Re:  Registration Statement        No. 33-56920 on Form S-8 dated
                                          January 11, 1993

                                          No. 33-54909 on Form S-3 dated
                                          August 3, 1994

                                          No. 33-61901 on Form S-8 dated
                                          August 17, 1995


       With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 26, 1996, related to our review of interim financial information. Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant within the meanings of Sections 7 and 11 of the Act.





                                        KPMG PEAT MARWICK LLP



Houston, Texas
April 26, 1996